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EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS - ERNST & YOUNG LLP

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Clear Channel Communications, Inc. of our report dated March 11, 1998 included in the 1997 Annual Report to Shareholders of Clear Channel Communications, Inc.

         We consent to the incorporation by reference in the shelf Registration Statement (Form S-3 No. 333-47367) and the Registration Statement (Form S-4 No. 333-43747) of Clear Channel Communications, Inc. of our reports dated March 11, 1998 with respect to the consolidated financial statements of Clear Channel Communications, Inc incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997 and with respect to the related financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

         We also consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the 1984 Incentive Stock Option Plan of Clear Channel Communications, Inc. (No. 33-14193); the Clear Channel Communications, Inc. Nonqualified Stock Option Plan (No. 33-59772); the Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan, the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan, the Clear Channel Communications, Inc. Directors' Nonqualified Stock Option Plan; the Option Agreement for Officer (No. 33-64463); and the Non-Qualified Option Grant to Karl Eller dated April 10, 1997, the Non-Qualified Option Grant to Paul J. Meyer dated April 10, 1997, the Non-Qualified Option Grant to Timothy J. Donmoyer dated April 10, 1997, and the Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. (No. 333-29717) of our report dated March 11, 1998 with respect to the consolidated financial statements of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997 and with respect to the related financial statement schedule included in this Annual report (Form 10-K) for the year ended December 31, 1997.

ERNST & YOUNG LLP
San Antonio, Texas
March 27, 1998


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